Exhibit 4: Segment Information - Nine Months Ended September 30, 2006

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	145,955	127,345	37,255	32,120	104,528	96,892	54,675	62,205	23,967	19,818	7,328	6,112
Other products	2,173	1,757	124	222	509	384	3,391	5,419	238	52	0	0
Total	148,128	129,102	37,379	32,341	105,037	97,276	58,065	67,623	24,205	19,869	7,328	6,112
% change	14.7%		15.6%		8.0%		-14.1%		21.8%		19.9%

Cost of sales	(56,349)	(48,228)	(18,533)	(16,972)	(51,327)	(46,976)	(40,409)	(46,324)	(14,791)	(14,131)	(4,565)	(3,289)
% of sales	38.0%	37.4%	49.6%	52.5%	48.9%	48.3%	69.6%	68.5%	61.1%	71.1%	62.3%	53.8%

SG&A	(54,814)	(49,699)	(17,667)	(15,171)	(46,478)	(43,171)	(16,308)	(17,697)	(9,219)	(7,882)	(1,431)	(1,093)
% of sales	37.0%	38.5%	47.3%	46.9%	44.2%	44.4%	28.1%	26.2%	38.1%	39.7%	19.5%	17.9%

Operating profit	36,966	31,174	1,179	198	7,232	7,130	1,349	3,602	195	(2,143)	1,332	1,731
% change	18.6%		495.7%		1.4%		-62.6%		NM		-23.0%
% of sales	25.0%	24.1%	3.2%	0.6%	6.9%	7.3%	2.3%	5.3%	0.8%	-10.8%	18.2%	28.3%

Depreciation	13,827	14,511	4,256	3,920	7,613	7,938	3,757	3,471	752	614	951	830
Amortization	1	3	118	124	0	2	279	281	40	0	0	0
EBITDA	50,793	45,689	5,553	4,241	14,846	15,070	5,385	7,354	987	(1,529)	2,283	2,561
% change	11.2%		30.9%		-1.5%		-26.8%		NM		-10.8%
% of sales	34.3%	35.4%	14.9%	13.1%	14.1%	15.5%	9.3%	10.9%	4.1%	-7.7%	31.2%	41.9%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	3,211,346	2,782,690	1,598,673	1,508,445	3,630,804	3,316,236	651,115	704,253	147,243	144,784
% change	15.4%		6.0%		9.5%		-7.5%		1.7%

					Soft Drinks		Chile - Domestic
					2,436,524	2,278,319	350,461	394,579
					6.9%		-11.2%
					Nectars		Chile - Bottled Exports
					388,464	319,467	270,355	280,995
					21.6%		-3.8%
					Mineral Water
					805,817	718,450	Argentina
					12.2%		30,298	28,679
							5.6%

* Volumes include exports of 50,370 HL (25,768 HL to Chile) and 39,624 HL (28,405 HL to Chile) in 2006 and 2005, respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 63.9 million and 58.4 million in 2006 and 2005, respectively.
*** Volumes do not include bulk volumes of 55,820 HL (45,170 HL from Chile exports and 10,650 HL from Argentina) and 110,632 HL (90,707 HL from Chile exports and 19,925 HL from Argentina ) in 2006 and 2005, respectively.
					Total		Total
Price (Ch$ / HL)	45,450	45,763	23,304	21,293	28,789	29,218	83,971	88,327	162,774	136,876
% change (real)	-0.7%		9.4%		-1.5%		-4.9%		18.9%

					Soft Drinks		Chile - Domestic
					27,917	28,673	58,254	62,673
					-2.6%		-7.1%
					Nectars		Chile - Bottled Exports
					41,602	43,027	115,134	123,234
					-3.3%		-6.6%
					Mineral Water
					25,251	24,804	Argentina
					1.8%		103,365	99,277
							4.1%